FORM 8-K--CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                     20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 28, 1998


                       ANGELES INCOME PROPERTIES, LTD. V
             (Exact name of registrant as specified in its charter)


             California               0-15547                95-4049903
  (State or other jurisdiction of   (Commission           (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                              Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code (864) 239-1000



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 28, 1998, Angeles Income Properties, Ltd. V, a California limited partnership (the "Partnership"), executed an Agreement for Deed in Lieu of Foreclosure by and between the Partnership and Angeles Mortgage Investment Trust ("AMIT"), a California business trust. Pursuant thereto, the Partnership conveyed Southgate Village Apartments, located in Bedford Heights, Ohio, to AMIT in lieu of mortgage foreclosure. Angeles Realty Corporation II, the general partner, did not believe that it was in the Partnership's best interest to contest this foreclosure action because there is no equity in the property or Partnership. Furthermore, the Partnership does not have the funds with which to contest this action. Any remaining cash will be used to cover the costs of liquidating the Partnership.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)    EXHIBITS

10.26 Agreement for Deed-in-Lieu-of-Foreclosure, by and between Angeles Income Properties, Ltd. V and Angeles Mortgage Investment Trust ("AMIT"), dated July 28, 1998, conveying Southgate Village Apartments, located in Bedford Heights, Ohio, to AMIT.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            ANGELES INCOME PROPERTIES, LTD. V


                            By:       Angeles Realty Corporation II
                                      Its General Partner



                            By:       /s/ Carroll D. Vinson
                                      Carroll D. Vinson
                                      President and Director



                            Date:     August 11, 1998